EXHIBIT 99

                      MB Financial, Inc.
                      800 West Madison Street
                      Chicago, Illinois 60607
                      (888) 422-6562
                      NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS STRONG CAPITAL AND LIQUIDITY POSITION, CONTINUED GROWTH IN CORE PRE-TAX, PRE-PROVISION EARNINGS

CHICAGO, April 26, 2010 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today first quarter results for 2010.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income of $947 thousand for the first quarter of 2010 compared to a net loss of $28.1 million in the first quarter of 2009, and a net loss of $9.8 million for the fourth quarter of 2009.

Key items for the quarter were as follows:

Continued Growth in Core Pre-Tax, Pre-Provision Earnings Driven by an Increase in Net Interest Margin:
•
Core pre-tax, pre-provision earnings increased 68.2% to $42.0 million, compared to $25.0 million for the first quarter of 2009.  Core pre-tax, pre-provision earnings increased $3.8 million compared to the fourth quarter of 2009.

•
Net interest income on a fully tax equivalent basis increased to $83.4 million, or by 42.4%, compared to $58.6 million for the first quarter of 2009.  Net interest income on a fully tax equivalent basis increased $6.0 million compared to the fourth quarter of 2009.

•	The net interest margin on a fully tax equivalent basis increased from 3.02% in the first quarter of 2009 and 2.86% in the fourth quarter of 2009 to 3.67% in the first quarter of 2010.

Credit Quality – Decreased Provision for Loan Losses and Loan Charge-Offs, and Increased Non-Performing Loans:
•
Our provision for loan losses was $47.2 million for the first quarter of 2010, while our net charge-offs were $46.5 million.  For the fourth quarter of 2009, our provision for loan losses and net charge-offs were $70.0 million and $82.2 million, respectively.  Our provision for loan losses continues to reflect deterioration in our construction loan portfolio and uncertainty regarding the commercial real estate market.

•
Our non-performing loans to total loans increased to 5.04% as of March 31, 2010, compared to 4.16% as of December 31, 2009.  The percentage of the allowance for loan losses to non-performing loans was 55.01% as of March 31, 2010 and 65.26% as of December 31, 2009.

•	Our non-performing assets to total assets increased to 3.58% as of March 31, 2010, compared to 2.84% as of December 31, 2009.
•	Our allowance for loan losses to total loans was 2.77% as of March 31, 2010, compared to 2.71% as of December 31, 2009.

For purposes of the second and third bullet points above, non-performing loans and non-performing assets exclude loans held for sale and certain purchased credit-impaired loans that we have acquired in recent FDIC-assisted transactions.  These purchased credit-impaired loans are accounted for on a pool basis, and the pools are considered to be performing.  Additionally, non-performing assets exclude other real estate owned related to assets acquired in transactions facilitated by the FDIC.

Benchmark Bank Transaction Update:
•	We successfully integrated the core systems of Benchmark during the first quarter of 2010.

Strong Capital Position:
•
MB Financial Bank continues to significantly exceed the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At March 31, 2010, MB Financial, Inc.’s total risk-based capital ratio was 16.39%, Tier 1 capital to risk-weighted assets ratio was 14.42%, Tier 1 capital to average asset ratio was 10.30% and Tier 1 common capital to risk-weighted assets was 9.51%.  As of March 31, 2010, total capital was approximately $451.7 million in excess of the 10% “Well-Capitalized” threshold.

•
Our tangible common equity to assets ratio was 7.04% at March 31, 2010, compared to 6.18% and 5.07% at December 31, 2009 and March 31, 2009, respectively.  Our tangible common equity to risk-weighted assets ratio was 9.73% at March 31, 2010, compared to 8.83% and 6.49% at December 31, 2009 and March 31, 2009, respectively.

Strong Liquidity Position and Improved Deposit Mix:
•	Our loan to deposit ratio was 80% as of March 31, 2010, compared to 93% as of March 31, 2009, and 75% as of December 31, 2009.
•	Our percentage of core funding to total funding was 88% at March 31, 2010, compared to 78% at March 31, 2009, and 87% at December 31, 2009.
•	Our percentage of CDs to total deposits was 41% at March 31, 2010, compared to 53% at March 31, 2009, and 43% at December 31, 2009.

FDIC-Assisted Transactions Subsequent to Quarter End:
•
On April 23, 2010, MB Financial Bank assumed $281 million of deposits of Chicago-based Broadway Bank at no premium, and acquired certain assets of Broadway Bank totaling approximately $996 million at a discount of 19.6%, in a loss-sharing transaction facilitated by the FDIC.

•
On April 23, 2010, MB Financial Bank assumed $471 million of deposits of Chicago-based New Century Bank at no premium, and acquired certain assets of New Century Bank totaling approximately $500 million at a discount of 9.1%, in a loss-sharing transaction facilitated by the FDIC.

RESULTS OF OPERATIONS

First Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased $6.0 million from the fourth quarter of 2009 to the first quarter of 2010, and $24.8 million from the first quarter of 2009.  Our net interest margin, on fully tax equivalent basis, was 3.67% for the first quarter of 2010 compared to 2.86% in the fourth quarter of 2009 and 3.02% in the first quarter of 2009, increases of 81 and 65 basis points, respectively.  These margin increases were primarily due to significant changes in our balance sheet throughout the fourth quarter of 2009 and continuing, to a lesser degree, in the first quarter of 2010, related to the anticipated run-off of Corus Bank (“Corus”) deposits and corresponding reduction in assets.  Additionally, these margin increases were due to a decrease in our cost of funds throughout the first quarter related to certificates of deposit repricing, and improved credit spreads on renewed loans.

Our non-performing loans negatively impacted our net interest margin during the first quarter of 2010, the fourth quarter of 2009 and the first quarter of 2009 by approximately 18 basis points, 17 basis points and 16 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Core other income:
Loan service fees	$ 1,284	$ 1,723	$ 1,565	$ 1,782	$ 1,843
Deposit service fees	8,848	9,311	7,912	6,978	6,399
Lease financing, net	4,620	5,799	3,937	4,473	4,319
Brokerage fees	1,245	1,272	1,004	1,252	1,078
Trust and asset management fees	3,335	3,347	3,169	3,262	2,815
Increase in cash surrender value of life insurance	671	669	664	670	456
Other operating income	3,130	2,663	2,053	2,295	1,601
Total core other income	23,133	24,784	20,304	20,712	18,511

Non-core other income(1)
Net gain on sale of investment securities	6,866	239	3	4,093	9,694
Net gain (loss) on sale of other assets	11	12	12	(38)	1
Net gain (loss) recognized on other real estate owned(A)	(3,299)	(733)	25	(444)	722
Acquisition related gains	-	18,325	10,222	-	-
Increase (decrease) in market value of assets held in
trust for deferred compensation(A)	7	300	334	602	(526)
Total non-core other income	3,585	18,143	10,596	4,213	9,891

Total other income	$ 26,718	$ 42,927	$ 30,900	$ 24,925	$ 28,402

(1)	Letters denote the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Other operating income.

Core other income decreased by $1.7 million from the fourth quarter of 2009 to the first quarter of 2010.  Core deposit service fees decreased primarily due to decreases in NSF and overdraft fees.  Net lease financing decreased primarily due to a decrease in the sales of third party equipment maintenance to customers.  Non-core other income was impacted by a net gain on sale of investment securities of $6.9 million in the first quarter of 2010 compared to a net gain on sale of investment securities of $239 thousand in the fourth quarter of 2009.  We realized a portion of our unrealized securities gains during the first quarter of 2010 and used the sale proceeds to fund higher rate CD run-off and better position our balance sheet for a rising rate environment.  Additionally, non-core other income was impacted by a net loss recognized on other real estate owned (“OREO”) of $3.3 million in the first quarter of 2010 compared with a net loss recognized on OREO of $733 thousand in the fourth quarter of 2009.

Core other income increased by $4.6 million from the first quarter of 2009 to the first quarter of 2010.  Core deposit service fees increased primarily due to an increase in commercial deposit fees related to the FDIC-assisted transactions completed in 2009.  Core trust and asset management fees increased primarily due to an increase in assets under management, as a result of organic growth and an increase in the market value of assets under management.  Core other operating income increased primarily due to increases in debit card fees and currency exchange income related to our FDIC-assisted transactions completed in 2009.  As noted above, non-core other operating income was impacted by losses recognized on OREO during the first quarter of 2010.

Other Expense (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Core other expense:
Salaries and employee benefits	$ 33,415	$ 33,091	$ 30,862	$ 28,586	$ 27,405
Occupancy and equipment expense	9,179	8,885	7,803	7,151	7,682
Computer services expense	2,528	2,882	2,829	2,013	2,287
Advertising and marketing expense	1,633	683	1,296	892	1,314
Professional and legal expense	1,078	1,465	1,126	1,120	969
Brokerage fee expense	462	553	478	575	393
Telecommunication expense	908	1,127	812	744	750
Other intangibles amortization expense	1,510	1,650	966	997	878
FDIC insurance premiums	3,964	4,099	3,206	2,939	2,668
Other operating expenses	7,228	6,337	5,446	5,039	5,192
Total core other expense	61,905	60,772	54,824	50,056	49,538

Non-core other expense (1)
FDIC special assessment(A)	-	-	-	3,850	-
Impairment charges	-	-	4,000	-	-
Increase in market value of assets held in
trust for deferred compensation(B)	7	300	334	602	(526)
Total non-core other expense	7	300	4,334	4,452	(526)

Total other expense	$ 61,912	$ 61,072	$ 59,158	$ 54,508	$ 49,012

(1)
Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows:  A – FDIC insurance premiums, B – Salaries and employee benefits.

Core other expense increased $1.1 million from the fourth quarter of 2009 to the first quarter of 2010.  Core advertising and marketing expense increased primarily due to new marketing campaigns initiated during the first quarter of 2010.  Core other operating expenses increased primarily due to an increase in expenses related to OREO.

Core other expense increased $12.4 million from the first quarter of 2009 to the first quarter of 2010.  The FDIC-assisted transactions completed in 2009 increased salaries and employee benefits expense, occupancy and equipment expense, other intangibles amortization expense and FDIC insurance premiums by approximately $4.0 million, $1.5 million, $599 thousand and $796 thousand, respectively.  The FDIC-assisted transactions completed in 2009 increased total core other expense from the first quarter of 2009 to the first quarter of 2010 by approximately $8.2 million.  Additionally, core other operating expenses increased due to OREO and non-performing loan related expense.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2010		2009		2009		2009		2009
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$ 1,378,873	21%	$ 1,387,476	21%	$ 1,422,989	22%	$ 1,411,520	22%	$ 1,507,616	23%
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	960,470	15%	953,452	15%	881,963	13%	853,981	13%	738,527	12%
Commercial real estate	2,409,078	38%	2,472,520	38%	2,446,909	38%	2,420,227	38%	2,359,868	37%
Construction real estate	558,615	9%	594,482	9%	697,232	11%	722,399	11%	764,876	12%
Total commercial related credits	5,307,036	83%	5,407,930	83%	5,449,093	84%	5,408,127	84%	5,370,887	84%
Other loans:
Residential real estate	302,308	5%	291,022	4%	291,889	4%	273,196	4%	287,256	5%
Indirect motorcycle	158,207	2%	156,853	2%	159,273	2%	160,364	2%	157,081	2%
Indirect automobile	20,437	1%	23,414	1%	26,226	1%	29,341	1%	32,731	1%
Home equity	401,570	6%	405,439	6%	408,184	7%	409,147	6%	411,527	6%
Consumer loans	70,247	1%	66,293	1%	66,600	1%	61,385	1%	56,654	1%
Total other loans	952,769	15%	943,021	14%	952,172	15%	933,433	14%	945,249	15%
Gross loans excluding covered loans	6,259,805	98%	6,350,951	97%	6,401,265	99%	6,341,560	98%	6,316,136	99%
Covered loans (1)	155,051	2%	173,596	3%	91,230	1%	96,629	2%	91,586	1%
Gross loans	6,414,856	100%	6,524,547	100%	6,492,495	100%	6,438,189	100%	6,407,722	100%
Allowance for loan losses	(177,787)		(177,072)		(189,232)		(181,356)		(179,273)
Net loans	$ 6,237,069		$ 6,347,475		$ 6,303,263		$ 6,256,833		$ 6,228,449

(1)	Covered loans refer to loans we acquired in the Heritage Community Bank and Benchmark transactions that are subject to loss-sharing agreements with the FDIC.

The following table sets forth the composition of commercial real estate loans, excluding covered loans and loans held for sale, as of March 31, 2010 (dollars in thousands):

	Amount	% of Total Loans
Commercial real estate loans:
Owner occupied (1)	$ 543,359	8%
Multifamily	493,428	8%
Retail	408,268	6%
Industrial	333,327	5%
Healthcare	226,066	4%
Office	178,627	3%
Church and school	19,055	1%
Other	206,948	3%
Total commercial real estate loans	$ 2,409,078	38%

(1)	Includes owner occupied loans for all commercial real estate categories.

The following table sets forth the composition of construction real estate loans by risk category, excluding covered loans and loans held for sale, as of March 31, 2010 (dollars in thousands):

	Risk Category

			Potential Problem and
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(2)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(2)
Residential construction related credits
Unimproved land	$ 1,600	43%	$ -	0%	$ 3,813	2%	$ 5,413	14%
Improved lots and single family construction	53,264	40%	21,593	25%	26,421	3%	101,278	30%
Condominiums	62,609	37%	37,294	19%	22,781	5%	122,684	27%
Apartments	9,826	42%	9,930	10%	23,247	3%	43,003	16%
Townhomes	7,252	69%	4,365	20%	8,770	3%	20,387	43%
Total residential construction related credits	134,551	42%	73,182	19%	85,032	4%	292,765	28%
Commercial construction related credits
Unimproved land	$ -	-	$ 68	7%	$ 791	1%	$ 859	1%
Improved lots and construction	26,105	26%	2,947	12%	21,025	2%	50,077	16%
Industrial	1,875	30%	5,224	14%	10,826	4%	17,925	10%
Office, retail and hotel	14,761	39%	40,322	13%	53,753	3%	108,836	13%
Schools	-	-	-	-	38,800	5%	38,800	5%
Medical	-	-	-	-	32,974	9%	32,974	9%
Total commercial construction related credits	42,741	31%	48,561	13%	158,169	4%	249,471	12%

Total construction loans, excluding loans acquired
in the InBank acquisition	$ 177,292	39%	$ 121,743	17%	$ 243,201	4%	$ 542,236	21%

Construction loans acquired in the InBank acquisition(1)							16,379	0%

Total construction loans							$ 558,615	20%

(1)	Net of loan discount of $8.1 million.
(2)	Includes the impact of partial charge-offs taken.

ASSET QUALITY

The following table presents a summary of total performing loans, excluding covered loans and loans held for sale, greater than 30 days and less than 90 days past due as of the dates indicated (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

30 - 59 Days Past Due	$ 17,239	$ 25,331	$ 35,943	$ 15,574	$ 21,600
60 - 89 Days Past Due	1,653	5,523	15,109	4,838	4,809
	$ 18,892	$ 30,854	$ 51,052	$ 20,412	$ 26,409

Approximately $6.6 million of performing loans past due are classified as potential problem loans (defined below) as of March 31, 2010, compared to $12.8 million as of December 31, 2009.

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below), and OREO that is related to FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Non-performing loans:
Non-accrual loans	$ 323,017	$ 270,839	$ 286,623	$ 227,681	$ 229,537
Loans 90 days or more past due, still accruing interest	150	477	-	-	-
Total non-performing loans	323,167	271,316	286,623	227,681	229,537

OREO	41,589	36,711	22,612	17,111	2,500
Repossessed vehicles	250	333	271	203	245
Total non-performing assets	$ 365,006	$ 308,360	$ 309,506	$ 244,995	$ 232,282

Total allowance for loan losses	177,787	177,072	189,232	181,356	179,273
Partial charge-offs taken on non-performing loans	95,960	69,359	46,258	30,995	23,706
Allowance for loan losses, including partial charge-offs	$ 273,747	$ 246,431	$ 235,490	$ 212,351	$ 202,979

Total non-performing loans to total loans	5.04%	4.16%	4.41%	3.54%	3.58%
Total non-performing assets to total assets	3.58%	2.84%	2.19%	2.92%	2.57%
Allowance for loan losses to non-performing loans	55.01%	65.26%	66.02%	79.65%	78.10%
Allowance for loan losses to non-performing loans,
including partial charge-offs taken	65.31%	72.34%	70.74%	82.09%	80.15%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

At March 31, 2010, the composition of other real estate owned was primarily improved lots and single family construction projects.

The following table represents a summary of OREO in thousands:

March 31,
2010

Balance at December 31, 2009	$ 36,711
Transfers in at fair value less estimated costs to sell	10,438
Fair value adjustments	(2,795)
Net losses on sales of OREO	(504)
Cash received upon disposition	(2,261)
Balance at March 31, 2010	$ 41,589

The following table presents data related to non-performing loans, by dollar amount and category at March 31, 2010 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	4	$ 59,992	-	$ -	$ -	$ 59,992
$5.0 million to $9.9 million	1	9,026	7	48,003	3	21,259	-	78,288
$1.5 million to $4.9 million	7	15,386	17	51,429	9	24,080	-	90,895
Under $1.5 million	46	13,787	29	17,868	97	41,365	20,972	93,992
	54	$ 38,199	57	$ 177,292	109	$ 86,704	$ 20,972	$ 323,167

Percentage of individual loan category		1.63%		31.74%		3.60%	2.20%	5.04%

The following table presents data related to non-performing loans, by dollar amount and category at December 31, 2009 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	5	$ 76,243	1	$ 10,101	$ -	$ 86,344
$5.0 million to $9.9 million	-	-	8	52,496	1	5,647	-	58,143
$1.5 million to $4.9 million	2	3,518	11	31,346	6	10,493	1,672	47,029
Under $1.5 million	33	8,933	32	20,906	78	32,419	17,542	79,800
	35	$ 12,451	56	$ 180,991	86	$ 58,660	$ 19,214	$ 271,316

Percentage of individual loan category		0.53%		30.45%		2.37%	2.04%	4.16%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $296.4 million, or 4.62% of total loans, as of March 31, 2010, compared to $233.4 million, or 3.58% of total loans, as of December 31, 2009.

“Purchased credit-impaired loans” refer to certain loans acquired in the FDIC-assisted transactions during 2009, for which deterioration in credit quality occurred before the Company’s acquisition date.  Upon acquisition, these loans were recorded at fair value with interest income to be accreted over the estimated life of the loan when cash flows are reasonably estimable, even if the underlying loans are contractually past due.  Acquisition fair value incorporates the Company’s estimate, as of the acquisition date, of credit losses over the remaining life of the portfolio.  No allowance for loan losses has been recorded for these loans.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Balance at the beginning of period	$ 177,072	$ 189,232	$ 181,356	$ 179,273	$ 144,001
Provision for loan losses	47,200	70,000	45,000	27,100	89,700
Charge-offs:
Commercial loans	(7,363)	(8,892)	(20,037)	(6,636)	(10,548)
Commercial loans collateralized by assignment
of lease payments (lease loans)	(333)	(333)	(269)	(1,385)	(3,420)
Commercial real estate loans	(12,201)	(11,829)	(2,006)	(817)	(24,190)
Construction real estate	(25,285)	(59,435)	(14,914)	(14,743)	(14,697)
Residential real estate	(459)	(650)	(290)	(358)	(178)
Indirect vehicle	(1,117)	(1,324)	(937)	(759)	(1,065)
Home equity	(628)	(1,236)	(650)	(953)	(604)
Consumer loans	(525)	(479)	(358)	(132)	(155)
Total charge-offs	(47,911)	(84,178)	(39,461)	(25,783)	(54,857)
Recoveries:
Commercial loans	724	1,344	71	45	31
Commercial loans collateralized by assignment
of lease payments (lease loans)	-	-	-	-	-
Commercial real estate loans	186	12	5	5	18
Construction real estate	113	154	2,042	511	250
Residential real estate	41	4	9	28	3
Indirect vehicle	301	301	194	151	111
Home equity	59	9	13	20	11
Consumer loans	2	194	3	6	5
Total recoveries	1,426	2,018	2,337	766	429

Total net charge-offs	(46,485)	(82,160)	(37,124)	(25,017)	(54,428)

Balance	$ 177,787	$ 177,072	$ 189,232	$ 181,356	$ 179,273

Total loans, excluding loans held for sale	$ 6,414,856	$ 6,524,547	$ 6,492,495	$ 6,438,189	$ 6,407,722
Average loans, excluding loans held for sale	$ 6,441,625	$ 6,460,195	$ 6,452,094	$ 6,441,050	$ 6,307,496

Ratio of allowance for loan losses to total loans,
excluding loans held for sale	2.77%	2.71%	2.91%	2.82%	2.80%
Ratio of allowance for loan losses to total loans,
including partial charge-offs, and excluding loans
held for sale	4.20%	3.74%	3.60%	3.28%	3.16%
Net loan charge-offs to average loans, excluding loans
held for sale (annualized)	2.93%	5.05%	2.28%	1.54%	3.42%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2010	2009	2009	2009	2009
Fair Value
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ 11,545
Government sponsored agencies and enterprises	55,716	70,239	323,969	51,088	108,227
Bank notes issued through the TLGP(1)	-	-	1,578,174	-	-
States and political subdivisions	375,523	380,234	396,124	394,343	424,541
Mortgage-backed securities	1,708,512	2,377,051	1,636,275	428,962	539,953
Corporate bonds	6,356	11,395	56,599	6,370	30,726
Equity securities	4,384	4,314	3,839	3,707	3,681
Debt securities issued by foreign governments	-	-	-	250	302
Total fair value	$ 2,150,491	$ 2,843,233	$ 3,994,980	$ 884,720	$ 1,118,975

Amortized cost
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ 11,546
Government sponsored agencies and enterprises	54,672	69,120	322,620	49,753	105,354
Bank notes issued through the TLGP(1)	-	-	1,578,203	-	-
States and political subdivisions	362,453	366,845	372,772	389,041	416,329
Mortgage-backed securities	1,696,669	2,382,495	1,625,378	421,172	531,547
Corporate bonds	6,356	11,400	56,655	6,370	31,487
Equity securities	4,318	4,280	3,742	3,668	3,631
Debt securities issued by foreign governments	-	-	-	250	302
Total amortized cost	$ 2,124,468	$ 2,834,140	$ 3,959,370	$ 870,254	$ 1,100,196

Unrealized gain (loss)
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ (1)
Government sponsored agencies and enterprises	1,044	1,119	1,349	1,335	2,873
Bank notes issued through the TLGP(1)	-	-	(29)	-	-
States and political subdivisions	13,070	13,389	23,352	5,302	8,212
Mortgage-backed securities	11,843	(5,444)	10,897	7,790	8,406
Corporate bonds	-	(5)	(56)	-	(761)
Equity securities	66	34	97	39	50
Debt securities issued by foreign governments	-	-	-	-	-
Total unrealized gain	$ 26,023	$ 9,093	$ 35,610	$ 14,466	$ 18,779

(1)	Represents bank notes that are guaranteed by the FDIC under the Temporary Liquidity Guarantee Program (TLGP).

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

FUNDING MIX AND LIQUIDITY

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2010		2009		2009		2009		2009
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Core funding:
Non-interest bearing deposits	$ 1,424,746	16%	$ 1,552,185	16%	$ 2,925,714	24%	$ 1,152,274	16%	$ 1,018,849	13%
Money market and NOW accounts	2,716,339	31%	2,775,468	29%	3,269,505	26%	1,531,149	21%	1,762,340	22%
Savings accounts	589,485	7%	583,783	6%	570,974	5%	447,670	6%	440,326	6%
Certificates of deposit	2,737,779	31%	3,153,310	33%	3,968,177	32%	2,383,717	33%	2,690,087	33%
Customer repurchase agreements	263,663	3%	223,917	2%	236,164	2%	248,494	4%	273,718	4%
Total core funding	7,732,012	88%	8,288,663	87%	10,970,534	89%	5,763,304	80%	6,185,320	78%

Wholesale funding:
Public funds deposits	94,084	1%	90,219	1%	112,554	1%	107,752	1%	166,501	2%
Brokered deposit accounts	492,746	5%	528,311	6%	583,143	5%	610,963	8%	818,604	10%
Other short-term borrowings	-	-	100,000	1%	200,842	2%	251,773	4%	200,780	3%
Long-term borrowings	270,090	3%	281,349	3%	291,315	2%	301,691	4%	312,246	4%
Subordinated debt	50,000	1%	50,000	1%	50,000	0%	50,000	1%	50,000	1%
Junior subordinated notes issued
to capital trusts	158,641	2%	158,677	2%	158,712	1%	158,748	2%	158,784	2%
Total wholesale funding	1,065,561	12%	1,208,556	13%	1,396,566	11%	1,480,927	20%	1,706,915	22%

Total funding	$ 8,797,573	100%	$ 9,497,219	100%	$ 12,367,100	100%	$ 7,244,231	100%	$ 7,892,235	100%

The decrease in non-interest bearing deposits from the fourth quarter of 2009 to the first quarter of 2010 was primarily due to cyclical withdrawals related to our commercial customers.  Deposit balances were at an elevated level at September 30, 2009, and decreased during the fourth quarter of 2009, and to a lesser extent during the first quarter of 2010, due to the redemption of Corus out-of-market deposits.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the Broadway Bank, New Century Bank and other FDIC-assisted transactions we previously completed will not be realized, and the possibility that the amount of the gains, if any, we ultimately realize on these transactions will differ materially from any recorded preliminary gains; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands, except per share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
ASSETS
Cash and due from banks	$ 113,664	$ 136,763	$ 125,010	$ 103,276	$ 108,416
Interest earning deposits with banks	430,366	265,257	2,549,562	13,440	416,404
Total cash and cash equivalents	544,030	402,020	2,674,572	116,716	524,820
Investment securities:
Securities available for sale, at fair value	2,150,491	2,843,233	3,994,980	884,720	1,118,975
Non-marketable securities - FHLB and FRB Stock	70,361	70,361	70,031	66,994	65,752
Total investment securities	2,220,852	2,913,594	4,065,011	951,714	1,184,727

Loans held for sale	-	-	6,250	4,008	18,406
Loans:
Total loans excluding covered loans	6,259,805	6,350,951	6,401,265	6,341,560	6,316,136
Covered loans(1)	155,051	173,596	91,230	96,629	91,586
Total loans	6,414,856	6,524,547	6,492,495	6,438,189	6,407,722
Less allowance for loan loss	177,787	177,072	189,232	181,356	179,273
Net loans	6,237,069	6,347,475	6,303,263	6,256,833	6,228,449
Lease investments, net	138,929	144,966	135,201	114,570	117,648
Premises and equipment, net	181,394	179,641	178,586	184,129	185,941
Cash surrender value of life insurance	122,618	121,946	121,278	120,614	119,943
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	36,198	37,708	39,357	25,996	26,993
Other real estate owned	41,589	36,711	22,612	17,111	2,500
Other real estate owned related to FDIC transactions	24,927	18,759	7,695	1,891	1,197
FDIC indemnification asset(1)	29,332	42,212	31,353	43,162	65,565
Other assets	221,233	233,292	162,965	178,252	161,874
Total assets	$ 10,185,240	$ 10,865,393	$ 14,135,212	$ 8,402,065	$ 9,025,132
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$ 1,424,746	$ 1,552,185	$ 2,925,714	$ 1,152,274	$ 1,018,849
Interest bearing	6,630,433	7,131,091	8,504,353	5,081,251	5,877,859
Total deposits	8,055,179	8,683,276	11,430,067	6,233,525	6,896,708
Short-term borrowings	263,663	323,917	437,004	500,267	474,498
Long-term borrowings	320,090	331,349	341,315	351,691	362,246
Junior subordinated notes issued to capital trusts	158,641	158,677	158,712	158,748	158,784
Investment securities purchased but not yet settled	-	-	348,632	-	2,031
Accrued expenses and other liabilities	95,189	116,994	147,605	108,451	96,283
Total liabilities	8,892,762	9,614,213	12,863,335	7,352,682	7,990,550
Stockholders' Equity
Preferred stock	193,665	193,522	193,381	193,242	193,105
Common stock	527	511	507	375	375
Additional paid-in capital	689,353	656,595	648,230	447,770	446,909
Retained earnings	392,931	395,170	408,048	419,373	450,983
Accumulated other comprehensive income	15,874	5,546	21,723	8,824	11,456
Treasury stock	(2,423)	(2,715)	(2,603)	(22,795)	(70,831)
Controlling interest stockholders' equity	1,289,927	1,248,629	1,269,286	1,046,789	1,031,997
Noncontrolling interest	2,551	2,551	2,591	2,594	2,585
Total stockholders' equity	1,292,478	1,251,180	1,271,877	1,049,383	1,034,582
Total liabilities and stockholders' equity	$ 10,185,240	$ 10,865,393	$ 14,135,212	$ 8,402,065	$ 9,025,132

(1)
“Covered loans” and “FDIC indemnification asset” refer to assets MB Financial Bank acquired during 2009 in loss-share transactions facilitated by the Federal Deposit Insurance Corporation.  The “FDIC indemnification asset” represents amounts the Company expects MB Financial Bank to collect from the FDIC under the loss-share agreements.

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)(Unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Interest income:
Loans	$ 82,387	$ 84,015	$ 82,820	$ 82,941	$ 81,494
Investment securities available for sale:
Taxable	19,966	22,039	6,444	6,978	10,316
Nontaxable	3,428	3,498	3,585	3,796	3,875
Federal funds sold	2	-	-	-	-
Other interest bearing accounts	91	698	760	149	130
Total interest income	105,874	110,250	93,609	93,864	95,815
Interest expense:
Deposits	21,372	31,396	27,662	28,977	33,579
Short-term borrowings	345	1,142	1,222	1,256	1,546
Long-term borrowings & junior subordinated notes	3,339	3,511	3,791	4,242	4,662
Total interest expense	25,056	36,049	32,675	34,475	39,787
Net interest income	80,818	74,201	60,934	59,389	56,028
Provision for loan losses	47,200	70,000	45,000	27,100	89,700
Net interest income (loss) after provision for loan losses	33,618	4,201	15,934	32,289	(33,672)
Other income:
Loan service fees	1,284	1,723	1,565	1,782	1,843
Deposit service fees	8,848	9,311	7,912	6,978	6,399
Lease financing, net	4,620	5,799	3,937	4,473	4,319
Brokerage fees	1,245	1,272	1,004	1,252	1,078
Trust & asset management fees	3,335	3,347	3,169	3,262	2,815
Net gain on sale of investment securities	6,866	239	3	4,093	9,694
Increase in cash surrender value of life insurance	671	669	664	670	456
Net gain (loss) on sale of other assets	11	12	12	(38)	1
Acquisition related gains	-	18,325	10,222	-	-
Other operating income	(162)	2,230	2,412	2,453	1,797
Total other income	26,718	42,927	30,900	24,925	28,402
Other expense:
Salaries & employee benefits	33,422	33,391	31,196	29,188	26,879
Occupancy & equipment expense	9,179	8,885	7,803	7,151	7,682
Computer services expense	2,528	2,882	2,829	2,013	2,287
Advertising & marketing expense	1,633	683	1,296	892	1,314
Professional & legal expense	1,078	1,465	1,126	1,120	969
Brokerage fee expense	462	553	478	575	393
Telecommunication expense	908	1,127	812	744	750
Other intangible amortization expense	1,510	1,650	966	997	878
FDIC insurance premiums	3,964	4,099	3,206	6,789	2,668
Impairment charges	-	-	4,000	-	-
Other operating expenses	7,228	6,337	5,446	5,039	5,192
Total other expense	61,912	61,072	59,158	54,508	49,012
Income (loss) before income taxes	(1,576)	(13,944)	(12,324)	2,706	(54,282)
Income tax benefit	(2,523)	(4,164)	(13,596)	(1,480)	(26,025)
Income (loss) from continuing operations	947	(9,780)	1,272	4,186	(28,257)
Income from discontinued operations, net of tax	-	-	6,172	129	152
Net income (loss)	947	(9,780)	7,444	4,315	(28,105)
Preferred stock dividends and discount accretion	2,593	2,591	2,589	2,587	2,531
Net income (loss) available to common shareholders	$ (1,646)	$ (12,371)	$ 4,855	$ 1,728	$ (30,636)

Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Common share data:
Basic earnings (loss) per common share from continuing operations	$ 0.02	$ (0.19)	$ 0.03	$ 0.12	$ (0.81)
Basic earnings per common share from discontinued operations	$ -	$ -	$ 0.16	$ 0.00	$ 0.00
Impact of preferred stock dividends on basic earnings (loss) per common share	$ (0.05)	$ (0.05)	$ (0.07)	$ (0.07)	$ (0.07)
Basis earnings (loss) per common share	$ (0.03)	$ (0.25)	$ 0.12	$ 0.05	$ (0.88)
Diluted earnings (loss) per common share from continuing operations	$ 0.02	$ (0.19)	$ 0.03	$ 0.12	$ (0.81)
Diluted earnings per common share from discontinued operations	$ -	$ -	$ 0.16	$ 0.00	$ 0.00
Impact of preferred stock dividends on diluted earnings (loss) per common share	$ (0.05)	$ (0.05)	$ (0.07)	$ (0.07)	$ (0.07)
Diluted earnings (loss) per common share	$ (0.03)	$ (0.25)	$ 0.12	$ 0.05	$ (0.88)

Weighted average common shares outstanding	51,264,727	50,279,008	39,104,894	35,726,879	34,914,012
Diluted weighted average common shares outstanding	51,264,727	50,279,008	39,299,168	35,876,483	34,914,012

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Performance Ratios:
Annualized return on average assets	0.04%	(0.33%)	0.30%	0.20%	(1.30%)
Annualized return on average common equity	(0.61)	(4.54)	2.13	0.81	(14.01)
Annualized cash return on average tangible common equity(1)	(0.40)	(6.69)	4.33	2.12	(25.25)
Net interest rate spread	3.42	2.54	2.51	2.82	2.64
Cost of funds(2)	1.13	1.38	1.50	1.83	2.12
Efficiency ratio(3)	58.11	59.59	65.70	60.89	64.01
Annualized net non-interest expense to average assets(4)	1.52	1.21	1.40	1.35	1.43
Core pre-tax pre-provision earnings to risk-weighted assets(5)	2.41	2.07	1.46	1.81	1.51
Net interest margin	3.55	2.74	2.74	3.08	2.89
Tax equivalent effect	0.12	0.12	0.11	0.13	0.13
Net interest margin - fully tax equivalent basis(6)	3.67	2.86	2.85	3.21	3.02

Asset Quality Ratios:
Non-performing loans(7) to total loans	5.04%	4.16%	4.41%	3.54%	3.58%
Non-performing assets(7) to total assets	3.58	2.84	2.19	2.92	2.57
Allowance for loan losses to non-performing loans(7)	55.01	65.26	66.02	79.65	78.10
Allowance for loan losses to non-performing loans,(7)
including partial charge-offs taken	65.31	72.34	70.74	82.09	80.15
Allowance for loan losses to total loans	2.77	2.71	2.91	2.82	2.80
Net loan charge-offs to average loans (annualized)	2.93	5.05	2.28	1.54	3.42

Capital Ratios:
Tangible equity to tangible assets(8)	9.02%	8.03%	6.26%	8.07%	7.31%
Tangible common equity to risk weighted assets(9)	9.73	8.83	9.27	6.79	6.49
Tangible common equity to tangible assets(10)	7.04	6.18	4.85	5.65	5.07
Book value per common share(11)	$ 20.85	$ 20.75	$ 21.48	$ 23.30	$ 23.82
Less: goodwill and other intangible assets, net of tax
benefit, per common share	7.79	8.07	8.22	10.99	11.45
Tangible book value per share(12)	13.06	12.68	13.26	12.30	12.37

Total capital (to risk-weighted assets)	16.39%	15.45%	15.76%	13.89%	13.48%
Tier 1 capital (to risk-weighted assets)	14.42	13.51	13.80	11.88	11.48
Tier 1 capital (to average assets)	10.30	8.71	10.60	9.55	9.25
Tier 1 common capital (to risk-weighted assets)	9.51	8.76	8.72	6.66	6.32

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) / Average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding FDIC special assessment and impairment charges divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale, net gains (losses) on sale of other assets, net gains (losses) on other real estate owned, and acquisition related gains.

(4)
Equals total other expense excluding FDIC special assessment and impairment charges less total other income excluding net gains (losses) on securities available for sale, net gain (losses) on sale of other assets, net gains (losses) on other real estate owned, net gains (losses on other real estate owned, and acquisition related gains divided by average assets.

(5)
Equal net income before taxes excluding loan loss provision expense, FDIC special assessment, impairment charges, net gains (losses) on securities available for sale, net gain (losses) on sale of other assets, and acquisition related gains divided by risk-weighted assets.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)	Excludes purchased credit-impaired loans and loans held for sale. Non-performing assets excludes other real estate owned related to FDIC transactions.
(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision earnings; core pre-tax, pre-provision earnings; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; efficiency ratio, ratio of annualized net non-interest expense to average assets, and ratio of core pre-tax, pre-provision earnings to risk-weighted assets, with net gains and losses on securities available for sale, net gains and losses on sale of assets, net gains and losses on other real estate owned, and acquisition related gains excluded from  the non-interest income components and the FDIC special assessment expense and impairment charges excluded from the non-interest expense components of these ratios; ratios of tangible equity to assets, tangible common equity to risk weighted assets and tangible common equity to assets ratio; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures in its analysis of our performance.  Management believes that pre-tax, pre-provision earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  Management also believes that by excluding net gains and losses on securities available for sale from the non-interest income component and excluding the FDIC special assessment expense from other non-interest expense of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Stockholders' equity - as reported	$ 1,292,478	$ 1,251,180	$ 1,271,877	$ 1,049,383	$ 1,034,582
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	23,529	24,510	25,582	16,897	17,545
Tangible equity	$ 881,880	$ 839,601	$ 859,226	$ 645,417	$ 629,968

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Common stockholders' equity - as reported	$ 1,098,813	$ 1,057,658	$ 1,078,496	$ 856,141	$ 841,477
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	23,529	24,510	25,582	16,897	17,545
Tangible common equity	$ 688,215	$ 646,079	$ 665,845	$ 452,175	$ 436,863

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Average common stockholders' equity - as reported	$ 1,089,859	$ 1,081,794	$ 905,897	$ 853,782	$ 886,740
Less: average goodwill	387,069	387,069	387,069	387,069	387,069
Less: average other intangible assets,
net of tax benefit	23,892	25,128	16,630	17,186	16,872
Average tangible common equity	$ 678,898	$ 669,597	$ 502,198	$ 449,527	$ 482,799

The following table presents a reconciliation of net cash flow available to common stockholders to net (loss) income available to common stockholders (in thousands):

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Net (loss) income available to common
shareholders - as reported	$ (1,646)	$ (12,371)	$ 4,855	$ 1,728	$ (30,636)
Add: other intangible amortization
expense, net of tax benefit	982	1,073	628	648	571
Net cash flow available to common shareholders	$ (664)	$ (11,299)	$ 5,483	$ 2,376	$ (30,065)

Efficiency Ratio Calculation (Dollars in Thousands)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Non-interest expense	$ 61,912	$ 61,072	$ 59,158	$ 54,508	$ 49,012
Adjustment for FDIC special assessment	-	-	-	3,850	-
Adjustment for impairment charges	-	-	4,000	-	-
Non-interest expense - as adjusted	$ 61,912	$ 61,072	$ 55,158	$ 50,658	$ 49,012

Net interest income	$ 80,818	$ 74,201	$ 60,934	$ 59,389	$ 56,028
Tax equivalent adjustment	2,593	3,195	2,383	2,496	2,551
Net interest income on a fully tax equivalent basis	83,411	77,396	63,317	61,885	58,579
Plus other income	26,718	42,927	30,900	24,925	28,402
Less net gains (losses) on other real estate owned	(3,299)	(733)	25	(444)	722
Less net gains on securities available for sale	6,866	239	3	4,093	9,694
Less net gains (losses) on sale of other assets	11	12	12	(38)	1
Less acquisition related gains	-	18,325	10,222	-	-
Net interest income plus non-interest income -
as adjusted	$ 106,551	$ 102,480	$ 83,955	$ 83,199	$ 76,564

Efficiency ratio	58.11%	59.59%	65.70%	60.89%	64.01%

Efficiency ratio (without adjustments)	57.57%	52.14%	64.42%	64.65%	58.05%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Non-interest expense	$ 61,912	$ 61,072	$ 59,158	$ 54,508	$ 49,012
Adjustment for FDIC special assessment	-	-	-	3,850	-
Adjustment for impairment charges	-	-	4,000	-	-
Non-interest expense - as adjusted	61,912	61,072	55,158	50,658	49,012

Other income	26,718	42,927	30,900	24,925	28,402
Less net gains on securities available for sale	6,866	239	3	4,093	9,694
Less net gains (loss) on sale of other assets	11	12	12	(38)	1
Less net gains (loss) on other real estate owned	(3,299)	(733)	25	(444)	722
Less acquisition related gains	-	18,325	10,222	-	-
Other income - as adjusted	23,140	25,084	20,638	21,314	17,985

Net non-interest expense	$ 38,772	$ 35,988	$ 34,520	$ 29,344	$ 31,027

Average assets	10,349,664	11,786,792	9,795,125	8,701,857	8,792,275

Annualized net non-interest expense to average assets	1.52%	1.21%	1.40%	1.35%	1.43%

Annualized net non-interest expense to average assets
(without adjustments)	1.38%	0.61%	1.14%	1.36%	0.95%

Core Pre-Tax, Pre-Provision Earnings

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Income (loss) before income taxes	$ (1,576)	$ (13,944)	$ (12,324)	$ 2,706	$ (54,282)
Provision for loan losses	47,200	70,000	45,000	27,100	89,700
Pre-tax, pre-provision earnings	45,624	56,056	32,676	29,806	35,418

Non-core other income
Net gains on sale of investment securities	6,866	239	3	4,093	9,694
Net gain (loss) on sale of other assets	11	12	12	(38)	1
Net gain (loss) on other real estate owned	(3,299)	(733)	25	(444)	722
Acquisition related gains	-	18,325	10,222	-	-
Total non-core other income	3,578	17,843	10,262	3,611	10,417

Non-core other expense
FDIC special assessment	-	-	-	3,850	-
Impairment charges	-	-	4,000	-	-
Total non-core other expense	-	-	4,000	3,850	-
Core pre-tax, pre-provision earnings	$ 42,046	$ 38,213	$ 26,414	$ 30,045	$ 25,001

Risk-weighted assets	7,074,274	7,315,068	7,186,343	6,657,692	6,733,859

Annualized pre-tax, pre-provision earnings to risk-
weighted assets	2.41%	2.07%	1.46%	1.81%	1.51%
Annualized pre-tax, pre-provision earnings to risk-
weighted assets (without adjustments)	2.62%	3.04%	1.80%	1.80%	2.13%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended March 31,						Three Months Ended December 31,
	2010			2009			2009
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$ 1,365,969	$ 16,950	5.03%	$ 1,516,634	$ 18,287	4.89%	$ 1,385,281	$ 18,118	5.19%
Commercial loans collateralized by assignment
of lease payments	936,150	14,232	6.08	679,314	10,876	6.40	892,789	13,849	6.20
Real estate commercial	2,439,104	32,563	5.34	2,362,314	31,958	5.41	2,456,381	33,513	5.34
Real estate construction	596,076	4,798	3.22	769,996	7,936	4.12	681,868	5,455	3.13
Total commercial related credits	5,337,299	68,543	5.14	5,328,258	69,057	5.18	5,416,319	70,935	5.12
Other loans
Real estate residential	296,037	3,886	5.25	292,611	4,122	5.63	287,296	4,036	5.62
Home equity	403,673	4,332	4.35	405,761	4,416	4.41	407,044	4,496	4.38
Indirect	178,981	3,052	6.92	188,970	3,127	6.71	182,601	3,175	6.90
Consumer loans	59,046	550	3.78	60,111	608	4.10	58,768	582	3.93
Total other loans	937,737	11,820	5.11	947,453	12,273	5.25	935,709	12,289	5.21
Total loans, excluding covered loans	6,275,036	80,363	5.19	6,275,711	81,330	5.26	6,352,028	83,224	5.20
Covered loans	166,589	2,771	6.75	31,785	628	8.01	108,167	2,103	7.71
Total loans	6,441,625	83,134	5.23	6,307,496	81,958	5.27	6,460,195	85,327	5.22

Taxable investment securities	2,300,072	19,966	3.47	944,603	10,316	4.37	3,086,737	22,039	2.86
Investment securities exempt from federal income taxes (3)	360,658	5,274	5.85	412,251	5,962	5.78	367,848	5,381	5.72
Federal funds sold	1,428	2	0.56	-	-	-	-	-	0.00
Other interest bearing deposits	124,301	91	0.30	195,105	130	0.27	812,261	698	0.34
Total interest earning assets	$ 9,228,084	$ 108,467	4.77	$ 7,859,455	$ 98,366	5.08	$ 10,727,041	$ 113,445	4.20
Non-interest earning assets	1,121,580			931,809			1,059,751
Total assets	$ 10,349,664			$ 8,791,264			$ 11,786,792

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 2,708,718	$ 3,629	0.54%	$ 1,519,499	$ 3,948	1.05%	$ 3,047,721	$ 5,523	0.72%
Savings accounts	585,628	450	0.31	393,667	314	0.32	573,784	495	0.34
Certificate of deposit	2,881,819	12,441	1.75	2,647,526	20,435	3.13	3,529,995	20,225	2.27
Customer repurchase agreements	231,900	245	0.43	267,440	250	0.38	220,432	259	0.47
Total core funding	6,408,065	16,765	1.06	4,828,132	24,947	2.10	7,371,932	26,502	1.43
Whole sale funding:
Public funds	102,249	187	0.74	199,902	943	1.91	100,246	257	1.02
Brokered accounts (includes fee expense)	495,726	4,665	3.82	832,595	7,939	3.87	546,457	4,896	3.55
Other short-term borrowings	21,538	100	1.88	265,435	1,296	1.98	138,434	883	2.53
Long-term borrowings	483,937	3,339	2.76	536,188	4,662	3.48	494,398	3,511	2.78
Total wholesale funding	1,103,450	8,291	3.05	1,834,120	14,840	3.28	1,279,535	9,547	2.96
Total interest bearing liabilities	$ 7,511,515	$ 25,056	1.35	$ 6,662,252	$ 39,787	2.42	$ 8,651,467	$ 36,049	1.65
Non-interest bearing deposits	1,454,263			960,167			1,737,347
Other non-interest bearing liabilities	100,454			91,222			122,731
Stockholders' equity	1,283,432			1,077,622			1,275,247
Total liabilities and stockholders' equity	$ 10,349,664			$ 8,791,263			$ 11,786,792
Net interest income/interest rate spread (4)		$ 83,411	3.42%		$ 58,579	2.66%		$ 77,396	2.54%
Taxable equivalent adjustment		2,593			2,551			3,195
Net interest income, as reported		$ 80,818			$ 56,028			$ 74,201
Net interest margin (5)			3.55%			2.89%			2.74%
Tax equivalent effect			0.12%			0.13%			0.12%
Net interest margin on a fully equivalent basis (5)			3.67%			3.02%			2.86%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.0 million, $1.3 million and $1.2 million for the three months ended March 31, 2010, March 31, 2009, and December 31, 2009, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.